N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Insurance Series on behalf of Federated Fund for U.S. Government Securities II, Federated Government Money Fund II, Federated High Income Bond Fund II, Federated Kaufmann Fund II, Federated Managed Tail Risk Fund II, Federated Managed Volatility Fund II, Federated Quality Bond Fund II (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 15, 2017

/s/ John B. Fisher

John B. Fisher

Title: President, Principal Executive Officer

Dated: August 15, 2017

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.